CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-257483 on Form S-1 and Registration Statement Nos. 333-258210 and 333-258211 on Form S-8 of our report dated March 4, 2022, relating to the financial statements of Duolingo, Inc. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.
/s/ Deloitte & Touche LLP
New York, New York
March 4, 2022